UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20519

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Commercial Capital Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COMMERCIAL CAPITAL BANCORP, INC.

April 4, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Commercial Capital Bancorp, Inc. The Annual Meeting will be held at the Doubletree Hotel, located at 90 Pacifica, Irvine, CA 92618, on Tuesday, April 29, 2003 at 9:00 a.m., Pacific Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Commercial Capital Bancorp, Inc. is sincerely appreciated.

Sincerely,

Stephen H. Gordon Chairman and Chief Executive Officer

COMMERCIAL CAPITAL BANCORP, INC.

One Venture, 3rd Floor

Irvine, California 92618

(949) 585-7500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON APRIL 29, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Commercial Capital Bancorp, Inc. (the “Company”) will be held at the Doubletree Hotel, located at 90 Pacifica, Irvine, CA 92618, on Tuesday, April 29, 2003 at 9:00 a.m., Pacific Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect four (4) directors for a two-year term or until their successors are elected and qualified;

(2)	To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other such business.

The Board of Directors has fixed March 10, 2003 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

Richard A. Sanchez Secretary

Irvine, California

April 4, 2003

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

COMMERCIAL CAPITAL BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

April 29, 2003

This Proxy Statement is furnished to holders of common stock, $.001 par value per share (“Common Stock”), of Commercial Capital Bancorp, Inc. (the “Company”), the holding company for Commercial Capital Bank, FSB (the “Bank”), Financial Institutional Partners Mortgage Corporation (“FIPMC”) and ComCap Financial Services, Inc. (“ComCap”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Doubletree Hotel, located at 90 Pacifica, Irvine, CA 92618, on Tuesday, April 29, 2003 at 9:00 a.m., Pacific Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 4, 2003.

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Stockholders may vote by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

The proxy card included herein, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with its instructions. If no contrary instructions are given, each proxy card received will be voted (i) FOR the nominees for director described herein; (ii) FOR ratification of the appointment of KPMG LLP as the Company’s independent auditors for fiscal 2003; and (iii) upon the transaction of such other business as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of Secretary, Commercial Capital Bancorp, Inc., One Venture, 3rd Floor, Irvine, California 92618); (ii) filing a later dated proxy (using a proxy card); or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING

Only stockholders of record at the close of business on March 10, 2003 (“Voting Record Date”) will be entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were 14,354,858 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

The presence in person or by proxy of a majority of the shares of Common Sock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the vote required for the election of directors. Directors are elected by a plurality of the votes cast with a quorum present. The four persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company.

The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Abstentions will be counted as present and entitled to vote and will have the effect of a vote against such proposal. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Annual Meeting are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered “non-discretionary” and for which there will be “broker non-votes.”

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

The Board of Directors is divided into two classes, each of which contains approximately one-half of the Board. The directors are elected by the stockholders of the Company for staggered two-year terms, or until their successors are elected and qualified. In connection with Mr. Kavanaugh’s resignation from the Board of Directors, Mr. Hagerty was elected by the Board of Directors to fill the vacancy on the Board. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption, and each of the nominees currently serves as a director of the Company.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

The following tables present information concerning the nominees for director of the Company and each director whose term continues.

Nominees for Director for a Two-Year Term Expiring in 2005

Name	Age(1)	Director Since
David S. DePillo	41	1999
James G. Brakke	60	2001
Robert J. Shackleton	66	2001
Barney R. Northcote	61	2002

The Board of Directors recommends that you vote FOR the election of the above nominees for director.

Director Whose Term Expires in 2004

Name	Age(1)	Director Since
Stephen H. Gordon	40	1999
Kenneth A. Barnett	50	2001
Christopher G. Hagerty	39	2003	(2)

(1)	As of March 10, 2003.
(2)	In connection with Mr. Kavanaugh’s resignation from the Board of Directors in February 2003, Mr. Hagerty was elected to fill the vacancy on the Board.

Information concerning the principal position with the Company and principal occupation of each nominee for director and members of the Board of Directors continuing in office during the past five years is set forth below.

Stephen H. Gordon.    Mr. Gordon is one of the founding stockholders of the Company and has served as the Chairman and Chief Executive Officer of the Company since June 1999 and as the Chairman and Chief Executive Officer of the Bank since January 2000. Mr. Gordon has also served as Chairman and Chief Executive Officer of FIPMC since its formation in April 1998. Mr. Gordon also has served as the Chief Executive Officer of ComCap, a registered broker dealer and wholly owned subsidiary of the Company, since founding the company in February 1997. Prior to founding ComCap, Mr. Gordon served as the sole stockholder, director and President of Gen Fin, Inc., the general partner of Genesis Financial Partners, LP, a hedge fund, from July 1995 to December 1996. From October 1988 to July 1995, Mr. Gordon was an investment banker with Sandler O’Neill & Partners, L.P., a New York based investment banking firm, and was a partner of such firm from January 1992. At Sandler O’Neill, Mr. Gordon specialized in advising management and directors of financial institutions on such issues as strategic planning, capital and liquidity management, balance sheet management and restructuring, asset/liability management, and the enhancement of shareholder value. During such years, much of Mr. Gordon’s focus was on the restructuring of loan and securities portfolios and the development of funding strategies for his clients.

David S. DePillo.    Mr. DePillo is one of the founding stockholders of the Company and has served as Vice Chairman, President and Chief Operating Officer of the Company since June 1999 and as the President, Chief Operating Officer and Vice Chairman of the Bank since January 2000. Mr. DePillo also has served as President and Vice Chairman of FIPMC since its formation in April 1998. Mr. DePillo also has served as a director of ComCap since July 1998 and is currently its President. From April 1991 to March 1998, Mr. DePillo served as the First Vice President and Director of Multifamily Banking for Home Savings of America, a savings institution, and as the President and Chief Operating Officer for the real estate development subsidiaries of Home Savings of America and H.F. Ahmanson & Co., its thrift holding company. From May 1987 to March 1991, Mr. DePillo served as Senior Vice President, Director of Asset Management at Coast Federal Bank, a savings institution, and as President of Coast Mortgage Realty Advisors, a mortgage banking subsidiary of Coast Federal Bank. From January 1985 to April 1987, Mr. DePillo was a certified public accountant with KPMG LLP, an accounting firm.

Christopher G. Hagerty.    Mr. Hagerty has served as Executive Vice President and Chief Financial Officer of the Company since June 1999 and a director of the Company since February 2003, as the Executive Vice President and Chief Financial Officer of the Bank since January 2000 and as the Executive Vice President and Chief Financial Officer of FIPMC since March 2000 and has been employed by FIPMC since February 1999. Mr. Hagerty is also the Chief Financial Officer of ComCap. Previously, Mr. Hagerty served as Senior Vice President and corporate controller for Home Savings of America and its parent, H.F. Ahmanson & Co., from July 1994 to November 1998. From September 1986 to July 1994, Mr. Hagerty was an accountant with KPMG LLP, where he most recently was a Senior Manager.

Kenneth A. Barnett.    Mr. Barnett has served as a director of the Company since March 2001 and as a director of the Bank since March 2001. Mr. Barnett has served as President of Synapse Capital, LLC, an investment firm, since March 1999. From July 1996 to February 1999, Mr. Barnett served as Treasurer of Kingston Technology Corporation, where he was responsible for bank relations and insurance. Prior to joining Kingston, Mr. Barnett was Vice President and Senior Credit Officer of The Tokai Bank, Ltd. in New York.

James G. Brakke.    Mr. Brakke has served as a director of the Company since February 2001 and as a director of the Bank since January 2000. Mr. Brakke is currently the President of Brakke-Schafnitz Insurance Brokers, a firm he co-founded in 1971. The commercial insurance brokerage and consulting firm manages in excess of $100 million of insurance premiums with both domestic and international insurers. Mr. Brakke has held numerous director positions for both non-profit and for-profit organizations. He was a founding director and shareholder of Pacific National Bank located in Orange County prior to its sale to Western Bancorp, a past president of the professional insurance fraternity, Gamma Iota Sigma, and is on the board of advisors for Pepperdine University’s Grazadio School of Business.

Robert J. Shackleton.    Mr. Shackleton has served as a director of the Company since February 2001 and as a director of the Bank since January 2000. From 1961 to 1997, Mr. Shackleton was an accountant with KPMG LLP, an accounting firm, where he attained the position of partner-in-charge of the Orange County audit and professional practice department and SEC reviewing partner. Mr. Shackleton served as President of the California State Board of Accountancy in 1996 and 1997.

Barney R. Northcote.    Mr. Northcote has served as a director of the Company since August 2002 and as a director of Commercial Capital Bank since 1987 and was a founding stockholder of the Bank when it was known as Mission Savings and Loan Association. Prior to founding Commercial Capital Bank, Mr. Northcote was a founding stockholder and director of Riverside Thrift and Loan from 1976 until the institution was sold in 1986. In 1965, Mr. Northcote formed Northcote, Inc., a trucking and building materials company.

Stockholder Nominations

Article II, Section 2.11 of the Company’s Bylaws governs nominations for election to the Board of Directors. Stockholder nominations must be made pursuant to timely notice in writing to the Chairman/Chief Executive Officer or the Vice Chairman/President of the Company. To be timely, nominations for election to the Board of Directors for this Annual Meeting must be received by the Company by the later of the close of business 21 days prior to the Annual Meeting or 10 days after the date of mailing of notice of the Annual Meeting. In January 2003, the Company amended its Bylaws to change the deadline for submitting stockholder nominations for election to the Board of Directors. Under the amended Bylaws, to be timely, a stockholder’s notice must be delivered or mailed to the Company not later than 120 days prior to the annual anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of the stockholders of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws.

Board of Directors Meetings and Committees

Regular meetings of the Board of Directors of the Company are held as necessary. During the fiscal year ended December 31, 2002, the Board of Directors met six times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period. The entire Board of Directors of the Company acts as a Nominating Committee. The Board of Directors of the Company has established the following committees:

Compensation Committee.    The Compensation Committee reviews and approves the compensation and benefits for the Company’s employees, grants stock options to employees, management and directors pursuant to the Company’s 2000 Stock Plan (“Stock Option Plan”) and reports its determination on such matters to the Board of Director regarding such matters. The Compensation Committee, which is comprised of Messrs. Brakke (Chairman), Northcote and Shackleton, met four times during fiscal 2002. Messrs. Gordon and DePillo resigned from the Compensation Committee in December 2002.

Audit Committee.    The Audit Committee has responsibility for oversight of the Company’s audit process and monitoring the accounting, financial reporting, data processing, regulatory, and internal control functions. One of the Audit Committee’s primary responsibilities is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, who must report directly to the Audit Committee. The Audit Committee regularly meets with the Company’s independent auditors who have unrestricted access to the Audit Committee.

The other duties and responsibilities of the Audit Committee include: (1) reviewing the Company’s financial statements, (2) overseeing the maintenance of an appropriate internal audit program, (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting matters, and (4) maintaining an appropriate regulatory compliance program for the Company and its subsidiaries.

The Audit Committee, which is comprised of Messrs. Barnett, Northcote and Shackleton (Chairman), met four times during fiscal 2002. Each member of the Audit Committee is independent as defined under both the existing and proposed rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). In addition, the Company’s Board of Directors has determined that the Audit Committee has an “audit committee financial expert” as defined in regulations issued by the Securities and Exchange Commission (“SEC”) pursuant to the Sarbanes-Oxley Act of 2002. The Company’s “audit committee financial expert” is Robert J. Shackleton, who previously served as an accountant with KPMG LLP from 1961 to 1997.

The Audit Committee operates under a written charter that was adopted by the Board of Directors in October 2002. A copy of the Audit Committee Charter is attached as Exhibit A to this Proxy Statement.

Report of the Audit Committee

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filling under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee has:

•	reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company’s management and KPMG LLP, the Company’s independent auditors, including a discussion of the quality and effect of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with KPMG LLP, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of KPMG LLP regarding the reasonableness of those estimates;

•	received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees);

•	discussed the independence of KPMG LLP and considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence, and has satisfied itself as to the auditor’s independence; and

•	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

Kenneth A. Barnett

Barney R. Northcote

Robert J. Shackleton

Executive Officers Who are not Directors

Set forth below is information concerning the executive officers of the Company who do not serve on the Board of Directors of the Company. All executive officers are elected by the Board of Directors and serve until their successors are elected and qualified. No executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

Jeffrey M. Watson, age 43, has served as Executive Vice President of the Company since June 1999 and as the Executive Vice President and Chief Lending Officer of the Bank since January 2000. Previously, Mr. Watson served as a Senior Vice President and Manager of Lending at Hemet Federal Savings & Loan Association, a savings institution, from May 1998 to June 1999. From July 1988 to May 1998, Mr. Watson served as Senior Vice President, Credit Administration, Director of Mergers and Acquisitions and Manager of the Special Assets Department with California United Bank, a commercial bank.

Robert O. Williams, age 52, has served as Executive Vice President of the Company since January 2002 and as Executive Vice President and Chief Lending Officer of FIPMC since April 1998. From August 1992 to February 1998, Mr. Williams was Vice President of the Multifamily Banking Department for Home Savings of America, a savings institution. From January 1989 to August 1992, Mr. Williams was a Senior Vice President of Great American Asset Management, Inc., a subsidiary of Great American Bank, San Diego, California. Mr. Williams was in charge of work-outs and modifications of special assets of the troubled parent savings and loan. From 1976 through 1988, Mr. Williams was an attorney specializing in real estate transactions and litigation.

Richard A. Sanchez, age 46, has served as Executive Vice President, head of Corporate Risk Management and Government Relations and Secretary of the Company and the Bank since June 2002. From October 1989 to May 2002, Mr. Sanchez was a thrift regulator with the Office of Thrift Supervision, where he was Deputy Director of the Western Region from January 1993 through May 2002. As Deputy Director, Mr. Sanchez planned and directed examinations and the supervision of approximately 85 savings institutions with total assets over $300 billion.

J. Chris Walsh, age 44, has served as Executive Vice President of the Company and Executive Vice President and head of Relationship Banking of the Bank since September 2002. From August 2000 to September 2002, Mr. Walsh served as President of Sunwest Bank, where he supervised all marketing, business development, operations and credit functions of the bank. From February 1999 to August 2000, Mr. Walsh was employed by California Bank & Trust where he served as Senior Vice President and Regional Manager for Orange County. From September 1993 to February 1999, Mr. Walsh was the head of private banking in Orange County for U.S. Trust Company of California.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to the Common Stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of March 10, 2003(1)	Percent of Common Stock
H&S Investments I, LP	905,404	6.31%
c/o Miramar Venture Partners 2101 East Coast Highway Corona Del Mar, CA 92625

Kavanaugh Family Trust(2)	1,118,963	7.68
25342 Derbyhill Drive
Laguna Hills, CA 92653

Directors:
Kenneth A. Barnett (3)	442,621	3.08
James G. Brakke (4) (5)	112,410	*
David S. DePillo (6)	1,710,617	11.67
Stephen H. Gordon (7)	2,584,126	17.56
Christopher G. Hagerty (8)	114,039	*
Barney R. Northcote (4)	261,030	1.82
Robert J. Shackleton (4) (9)	48,291	*

Executive Officers:
Jeffrey M. Watson (10)	83,484	*

All directors and executive officers as a Group (11 persons)	5,388,146	35.20

*	Represents less than 1% of the outstanding shares of Common Stock.
(1)	Based upon information furnished by the respective individuals or entities. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he, she or it directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2)	Includes 208,875 shares issuable upon exercise of options granted to Scott F. Kavanaugh that are exercisable within 60 days of March 10, 2003 and an aggregate of 93,600 shares held by Mr. Kavanaugh that were granted to Messrs. Hagerty, Watson and Williams that will be delivered to such individuals immediately following the expiration of the 180-day lock-up period entered in connection with the Company’s initial public offering. The 180-day lock-up period expires on June 15, 2003. Mr. Kavanaugh is a trustee and a beneficiary of the trust.
(3)	Includes 12,639 shares issuable upon exercise of options exercisable within 60 days of the Voting Record Date, 214,991 shares held by Synapse Fund I, LLC and 214,991 shares held by Synapse Fund II, LLC. Mr. Barnett is the President of Synapse Capital, LLC, the manager of Synapse Fund I, LLC and Synapse Fund II, LLC.
(4)	Includes 21,073 shares issuable upon exercise of options exercisable within 60 days of the Voting Record Date.

(Footnotes continue on following page)

(5)	Includes 91,337 shares held by the James G. Brakke & Glenys E. Brakke Living Trust.
(6)	Includes 306,064 shares issuable upon exercise of options exercisable within 60 days of the Voting Record Date and an aggregate of 173,160 shares granted to Messrs. Hagerty, Watson and Williams that will be delivered to such individuals immediately following the expiration of the 180-day lock-up period entered in connection with the Company’s initial public offering. The 180-day lock-up period expires on June 15, 2003. Does not include 114,602 shares held by the DePillo Trust, which is a trust established by Mr. DePillo’s parents and Mr. DePillo’s parents maintain investing and voting authority over the shares held in such trust.
(7)	Includes 360,277 shares issuable upon exercise of options exercisable within 60 days of the Voting Record Date, 96,408 shares owned by the Gordon Family Trust and an aggregate of 201,240 shares granted to Messrs. Hagerty, Watson and Williams that will be delivered to such individuals immediately following the expiration of the 180-day lock-up period entered in connection with the Company’s initial public offering. The 180-day lock-up period expires on June 15, 2003.
(8)	Includes 109,039 shares issuable upon exercise of options exercisable within 60 days of the Voting Record Date and 5,000 shares held by the 1998 Hagerty Family Trust. Mr. Hagerty and his wife are the trustees of the 1998 Hagerty Family Trust. Does not include an aggregate of 180,000 shares available to Mr. Hagerty pursuant to a restricted stock award granted from the holdings of Messrs. Gordon, DePillo and Kavanaugh. Pursuant to such award, the 180,000 shares of common stock will be delivered to Mr. Hagerty immediately following the expiration of the 180-day lock-up period entered into in connection with the Company’s initial public offering. The 180-day lock-up period expires on June 15, 2003.
(9)	Includes 23,218 shares held by The Shackleton Family Trust. Mr. Shackleton and his wife are the trustees of The Shackleton Family Trust.
(10)	Includes 83,484 shares issuable upon exercise of options exercisable within 60 days of the Voting Record Date. Does not include an aggregate of 108,000 shares available to Mr. Watson pursuant to a restricted stock award granted from the holdings of Messrs. Gordon, DePillo and Kavanaugh. Pursuant to such award, the 108,000 shares of common stock will be delivered to Mr. Watson immediately following the expiration of the 180-day lock-up period entered into in connection with the Company’s initial public offering. The 180-day lock-up period expires on June 15, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2002 the Company’s officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation paid for services rendered in all capacities during the last three fiscal years ended December 31, 2002 to the Chief Executive Officer and each of the Company’s four other most highly compensated executive officers (“Named Executive Officers”).

	Annual Compensation				Long-Term Compensation Awards
					Securities Underlying Options(5)		All Other Compensation(6)
Name and Principal Position	Fiscal Year	Salary(1) (2)	Bonus(3)	Other Annual Compensation(4)
Stephen H. Gordon Chairman and Chief Executive Officer	2002 2001 2000	$792,563 399,996 266,667	$400,000 220,000 —	$12,000 6,000 —	557,000 — 195,666		$22,170 8,870 —

David S. DePillo Vice Chairman, President and Chief Operating Officer	2002 2001 2000	$596,993 400,000 266,667	$300,000 180,000 —	$12,000 6,000 —	426,000 — 175,425		$28,448 14,703 7,217

Scott F. Kavanaugh(7) Director, Executive Vice President, Chief Administrative Officer and Treasurer	2002 2001 2000	$654,995 343,750 216,667	$50,000 125,000 —	$12,000 6,000 —	170,000 — 161,931		$7,005 6,675 2,833

Christopher G. Hagerty Executive Vice President and Chief Financial Officer	2002 2001 2000	$282,974 209,770 156,618	$90,000 70,000 —	$12,000 6,000 —	115,000 — 70,845	(8)	$8,904 6,800 6,000

Jeffrey M. Watson Executive Vice President	2002 2001 2000	$254,855 209,441 156,285	$20,000 37,500 —	$12,000 6,000 —	35,000 — 70,845	(8)	$4,521 3,000 3,500

(1)	Includes salary or brokerage commissions paid by ComCap. The Company acquired ComCap in July 2002. From July 1, 2002 through December 31, 2002, Messrs. Gordon and Kavanaugh received $177,619 and $193,786 in commissions, respectively, and Mr. DePillo received $10,000 in salary from ComCap. In December 2002, Messrs. Gordon and DePillo elected to no longer receive commissions or salary from ComCap. Also includes a one-time payment made in connection with the termination of the Company’s paid time-off benefit program in the amount of $64,944, $61,993, $48,709, $32,974 and $29,855 to Messrs. Gordon, DePillo, Kavanaugh, Hagerty and Watson, respectively.
(2)	For fiscal 2000, includes partnership draws from FIPMC in the amounts of $250,000 for Mr. Gordon, $10,417 for Mr. DePillo and $116,667 for Mr. Kavanaugh.
(3)	Bonuses were accrued in the fiscal year indicated and paid in January of the subsequent year.
(4)	Includes the amount of a car allowance received by each of the Named Executive Officers. The costs to the Company of providing such benefits did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the particular executive officer reported.
(5)	For fiscal 2002, consists of stock options granted pursuant to the Company’s Stock Option Plan. Such options vest in 36 equal monthly installments from the date of grant.
(6)	For fiscal 2002, includes matching contributions by the Company to the Company’s 401(k) plan in the amount of $6,800, $3,330, $6,800 and $3,291 for Messrs. DePillo, Kavanaugh, Hagerty and Watson, respectively, and insurance premiums paid on behalf of Messrs. Gordon, DePillo, Kavanaugh, Hagerty and Watson in the amount of $22,170, $21,648, $3,675, $2,104 and $1,230, respectively.

(Footnotes continue on following page)

(7)	Mr. Kavanaugh resigned from the Company in February 2003.
(8)	Does not include 180,000 shares and 108,000 shares available to Mr. Hagerty and Mr. Watson, respectively, pursuant to restricted stock awards granted from the holdings of Messrs. Gordon, DePillo and Kavanaugh. Pursuant to the terms of these awards, such shares of common stock will be delivered to Messrs. Hagerty and Watson immediately following the expiration of the 180-day lock-up period entered into in connection with the Company’s recent public stock offering. The 180-day lock-up period expires June 15, 2003.

Stock Options

The following table sets forth certain information concerning grants of stock options during the fiscal year ended December 31, 2002 to the Named Executive Officers.

Individual Grants					Potential realizable value at assumed annual rates of stock price appreciation for option term
	Number of securities underlying option granted	Percent of Total Options Granted to Employees	Exercise of Base Price ($/Sh)(1)	Expiration Date(2)
Name					5% ($)	10% ($)
Stephen H. Gordon	347,000	42.1%	$9.90	8/28/2007	$550,527	$1,594,323
	210,000	23.6	5.687	1/14/2007	191,389	554,261

David S. DePillo	241,000	29.2	9.90	8/28/2007	382,355	1,107,296
	185,000	20.8	5.687	1/14/2007	168,605	488,277

Scott F. Kavanaugh	50,000	6.1	9.90	8/28/2007	79,327	229,730
	120,000	13.5	5.687	1/14/2007	109,365	316,720

Christopher G. Hagerty	50,000	6.1	9.00	8/28/2012	283,003	717,184
	65,000	7.3	5.17	1/14/2012	211,340	535,577

Jeffrey M. Watson	10,000	1.2	9.00	8/28/2012	56,601	143,437
	25,000	2.8	5.17	1/14/2012	81,285	205,991

(1)	The exercise price of each option was based on the fair market value of a share of Common Stock on the date of grant, as determined by the Board of Directors. As required by the terms of the Stock Option Plan, the exercise price for options granted to Messrs. Gordon, DePillo and Kavanaugh are based on 110% of the fair market value of a share of Common Stock on the date of grant, since each of them owned more than 10% of the Company’s outstanding Common Stock at the time of grant.
(2)	Each option granted vests in 36 equal monthly installments from the date of grant.

The following table sets forth certain information concerning exercises of stock options by the Named Executive Officers during the fiscal year ended December 31, 2002 and options held at December 31, 2002.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen H. Gordon	—	—	298,388	454,278	$1,459,636	$464,188
David S. DePillo	—	—	258,731	342,694	1,305,455	408,927
Scott F. Kavanaugh	—	—	204,153	127,778	1,155,659	265,250
Christopher G. Hagerty	—	—	96,262	89,583	528,028	167,014
Jeffrey M. Watson	—	—	79,595	26,250	482,805	64,236

(1)	Represents the fair market value per share of Common Stock at fiscal year end based on the closing price of $8.87 at December 31, 2002, as quoted on The Nasdaq Stock Market, minus the exercise price per share of the options outstanding times the number of shares of Common Stock represented by such options. Options with an exercise price in excess of $8.87 are excluded.

Director Compensation

For fiscal 2002, each non-employee director of the Company receives an annual stipend of $9,750 and $250 per meeting for attendance at directors’ committee meetings. In addition, each non-employee director of the Bank received an annual stipend of $9,750 and $250 per meeting for attendance at the Bank directors’ committee meetings. Beginning in January 2003, the annual stipend for non-employee directors of the Company and the Bank was increased to $20,000.

Directors are also eligible to receive stock options under the Company’s Stock Option Plan. In January 2002, each non-employee director received an option to purchase 25,000 shares of Common Stock at an exercise price of $5.17 per share. These options vest in 36 equal monthly installments beginning February 14, 2002. In August 2002, each non-employee director received an option to purchase 10,000 shares of Common Stock at an exercise price of $9.00 per share. These options vest in 36 equal monthly installments beginning September 28, 2002. In addition, in December 2000, Messrs. Brakke, Shackleton and Northcote were granted options to purchase 8,434 shares of stock at an exercise price of $2.454 per share pursuant to the Stock Option Plan. All of such options are fully vested.

Employment Agreements

On September 13, 2001, the Company and the Bank entered into employment agreements with Messrs. Gordon, DePillo, Hagerty and Watson. Each employment agreement has a term of three years. The term of the employment agreements may be extended one additional year by either or both employers upon the approval of the relevant board of directors, unless either party elects, not less than 90 days prior to the annual anniversary date, not to extend the employment term. Each of the employment agreements was extended for an additional year in October 2002. Under the agreements, Messrs. Gordon, DePillo, Hagerty and Watson receive an annual salary which is reviewed annually by the employers’ Boards of Directors and may be changed. Each of these employees also receives a monthly car allowance of $1,000 per month.

Each of the employment agreements is terminable with or without cause by the applicable employer. The executives have no right to compensation or other benefits if their employment is terminated for cause, disability or retirement. In the event of an executive’s death, the agreements will not terminate until one year after the date of the executive’s death, during which time the executive’s estate is entitled to receive his salary, accrued vacation and any bonus earned through the date of termination. In addition, the employers are required to continue benefit coverage of all dependents of the deceased executives through the remainder of the term of the relevant employment agreement.

If an executive is terminated without cause or if an executive terminates for “good reason,” the affected executive is entitled to receive an amount equal to his base salary for the remainder of the term of the employment agreement (except the agreements with Messrs. Gordon and DePillo provide that they shall be entitled to the greater of: (i) the payments due for the remaining term of the agreement or (ii) three times the executive’s highest annual compensation, as defined in the employment agreements, for the last five years) as well as paid benefits for the executive and his dependents for the remainder of the term of the employment agreement. In addition, all stock options that had not vested at termination will immediately vest and become exercisable for a period of 90 days following the termination date. Good reason includes: (i) failure to be elected or appointed to the position then held by the executive, (ii) a material change in the executive duties or responsibilities, (iii) a relocation of place of employment by more than 30 driving miles, (iv) a material reduction in the benefits and perquisites to the executive, (v) a liquidation or dissolution of the employer or (vi) a breach of the employment agreement by the employer. In the event of a change of control, the executive shall be entitled to the greater of (i) the payments due for the remaining term of the agreement or (ii) 2.99 times the executive’s highest annual compensation for last five years.

The employment agreements provide that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”), the executive will be paid an amount equal to 20% of the excess parachute payment and any additional amounts necessary to compensate the executive for any taxes on the additional 20% payment. The employment agreements with the Bank provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code, the payment made by the Bank shall be limited to the greater of (i) 2.99 times the executive’s average compensation over the past five years or (ii) payments made under the agreement after taking into account any excise tax imposed by Section 280G of the Code.

A change in control is generally defined in the employment agreements to include any change in control required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of the Company’s outstanding voting securities, and (ii) a change in a majority of the directors of the Company during any three-year period without the approval of at least three-fourths of the persons who were directors of the Company at the beginning of such period.

Retirement and Death Benefits

In April 2002, the Bank purchased bank owned life insurance policies, referred to as BOLI, to provide its key employees identified below with life insurance and to fund other employee benefits. These policies, which are assets of the Bank, have been paid for in their entirety and are intended to fund all obligations entered into by the Bank in connection with the retirement, involuntary termination or disability of these executives. The increase in cash surrender value of the Bank-owned life insurance policies, which accrues tax-free, is recorded as noninterest income in the Company’s consolidated statement of operations. Following the BOLI purchase, the Bank entered into the following agreements with each of Messrs. Gordon, DePillo, Hagerty and Watson: (1) a split dollar agreement, (2) a salary continuation agreement and (3) an executive bonus agreement.

Pursuant to the split dollar agreements, the Bank provides a death benefit pursuant to the terms of the life insurance policies to each executive’s designated beneficiary. The policy will pay proceeds of $2,245,000, $2,245,000, $1,150,000 and $1,075,000 to the designated beneficiaries of Messrs. Gordon, DePillo, Hagerty and Watson, respectively. The Bank retains the right to any amounts payable under the life insurance policies in excess of these specified amounts. Each executive has no rights under the life insurance policies upon the executive’s termination for cause or voluntary termination prior to the executive’s sixtieth birthday. On an annual basis, each executive is required to reimburse the Bank as applicable, an amount equal to the executive’s economic benefit under his split dollar agreement, which amount is repaid to each executive in accordance with the terms of the executive bonus agreements described below.

Pursuant to the salary continuation agreements, the Bank agreed to pay certain benefits to each executive upon their retirement, involuntary termination, disability, or upon a change of control of the Bank. Upon their retirement, defined as any termination of employment after the executive’s sixtieth birthday for reasons other than death or termination for cause, Messrs. Gordon, DePillo, Hagerty and Watson will be entitled to an annual benefit of $175,000, $150,000, $80,000 and $70,000, respectively, payable in equal monthly installments for twenty years. The Bank has reserved the right to increase such benefit. The benefits payable in connection with retirement will be in lieu of any other benefit under the salary continuation agreements. Upon an involuntary termination or a disability, Messrs. Gordon, DePillo, Hagerty and Watson will be entitled to a lump sum payment that increases over time depending on when the involuntary termination or disability occurs. An involuntary termination is defined as any termination prior to retirement other than an approved leave of absence, termination for cause, disability or any termination within twelve months following a change of control. The benefits payable in connection with an involuntary termination or disability will be in lieu of any other benefit under the salary continuation agreements. In the event of a change of control, Messrs. Gordon, DePillo, Hagerty and Watson will be entitled to an annual benefit of $175,000, $150,000, $80,000 and $70,000, respectively, for twenty years, payable in equal monthly installments, which payments will commence on the month following the executive’s sixtieth birthday. The benefit payable in connection with a change in control will be in lieu of any other benefit under the salary continuation agreements. A change of control is defined in the agreement as a transfer of more than 50% of the Bank’s outstanding common stock to one entity or person followed within twelve months by the executive’s involuntary termination. All payments under the salary continuation agreements will cease upon the executive’s death.

Pursuant to the executive bonus agreements, the Bank agreed to pay each executive a bonus award for each calendar year equal to the executive’s economic benefit under the split dollar agreement divided by one minus the Bank’s marginal income tax rate for the calendar year preceding such payment. The Bank will continue to pay the bonus until the earlier of the executive’s voluntary termination, death or termination for cause. The Bank has the right to terminate the executive bonus agreements at any time. The bonus is not fixed and fluctuates based on, among other things, the age of the executives. As of December 31, 2002, the bonus which would be payable to each of Messrs. Gordon, DePillo, Hagerty and Watson amounted to less than $1,000.

Compensation Committee Interlocks and Insider Participation

During the majority of fiscal year 2002, the Company’s Compensation Committee was comprised of Messrs. Brakke, DePillo, Gordon, Northcote and Shackleton. In December 2002, Messrs. Gordon and DePillo resigned from the Compensation Committee. Mr. Gordon serves as the Company’s Chairman and Chief Executive Officer and Mr. DePillo serves as the Company’s Vice Chairman, President and Chief Operating Officer.

The Company paid Brakke Schafnitz Insurance Brokers, Inc., an insurance brokerage company controlled by Mr. Brakke, $161,000 in fiscal 2002 for providing insurance to the Company. The Company believes that such commissions were comparable to commissions that an independent third party would have earned in an arm’s length transaction.

The Company paid $98,000 in legal fees to the Petersen Law Firm in fiscal 2002. Gregory G. Petersen, a partner in the law firm, is the brother-in-law of Mr. Gordon.

Report of the Compensation Committee

The following “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filling under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Compensation Committee is comprised of Messrs. Brakke, Northcote and Shackleton. Each of the current committee members is “independent” as defined by existing Nasdaq rules. Messrs. Gordon and DePillo resigned from the Compensation Committee in December 2002.

The Compensation Committee is responsible for; (1) administering the executive compensation program of the Company; (2) annually reviewing and evaluating the base salary and incentive compensation for the Chairman and Chief Executive Officer and, as a practical matter, all executive officers; and (3) reporting to the Board of Directors its determination of the appropriate level of compensation for the Company’s executive officers.

In conducting its review, the Compensation Committee receives information and recommendations from the Chairman and Chief Executive Officer with respect to the compensation of executive officers.

The purposes of the Company’s executive compensation policies are to attract and retain qualified individuals; align the interests of the Company’s executive officers and all other officers with the interests of its stockholders; reward high performance by the Company and the executive; and maintain compensation levels that are competitive with other financial institutions. The compensation structure is designed to support the achievement of the Company’s performance and the primary strategic objective of enhancing stockholder value over time and to ensure that executive officers interests are aligned with those of the Company’s stockholders. Although the discussion below describes the methodology used to establish compensation levels in fiscal 2002, the process of evaluating and determining the most appropriate and effective executive compensation structure is an ongoing matter. Consequently, the Compensation Committee may determine to use the same or a different methodology for setting compensation levels in fiscal 2003.

The Company’s compensation program for executive officers consists of base salary and short-term and long-term and incentive awards.

Base Salaries.    Salary levels as reviewed and evaluated by the Compensation Committee are intended to be competitive with industry and peer salary levels, commensurate with the industry executive officers’ respective duties and responsibilities, while reflecting the financial performance of the Company. For 2002, the Committee considered: (1) the Company’s strong and improving financial performance, which included achieving significant milestones in total asset, deposit and loan origination growth, returns on equity and assets, efficiency ratios, net income and earnings per share growth; and (2) comparative analysis prepared for the Committee using SNL Securities Executive Compensation Review, which is a compilation of compensation paid to executives in the financial institution industry. Base salaries for the fiscal year ended December 31, 2002 were increased 25.6 percent on average for the covered executive officers.

Bonuses.    Bonuses are intended to compensate executive officers based upon Company performance. For fiscal year 2002, compensation analysis for bonuses considered comparisons of the Company’s performance to peer companies ranging in size from $400 million to $4 billion using SNL Securities Executive Compensation Review. The Company ranked at the top of its peer in terms of return on average equity, efficiency, and asset quality. Additional materials provided to the board of directors ranked executive compensation as measured by base salaries, total cash compensation, and option-adjusted compensation. Management’s success in achieving significant performance milestones and strategies was also taken into consideration. Bonuses as a percentage of 2002 base salaries were 43.8 percent on average for the covered executive officers.

Stock Options.    The Company implemented the Stock Option Plan under which executive officers and directors are eligible to receive stock option grants. The Compensation Committee reviews and evaluates stock option grants based on financial performance achieved by the Company and the level of long-term incentive awards made by the Company’s peers. Options to purchase an aggregate 890,835 shares of Common Stock were granted in January 2002. These options grants were based upon performance in 2001 and were awarded to employees and directors of the Company. Options to purchase an aggregate of 840,000 shares of Common Stock were granted in August/September 2002. These stock option grants were based on the Company’s 2002 performance as of such date, as well as to provide long-term incentives to executive officers hired subsequent to the January grants. All stock options were granted at or above fair market value, as determined in good faith by management, prior to the Company’s initial public offering.

Chairman and Chief Executive Officer.    The Compensation Committee reviewed the analysis using the SNL Securities Annual Compensation Review, which compared Mr. Gordon’s 2001 salary with compensation levels for other executives within the Company’s peers. The Committee concurred with the analysis’ assessment. The following actions were taken with respect to Mr. Gordon’s compensation in fiscal 2002 as Chairman and Chief Executive Officer: (1) base salary increase to $550,000, representing a 37.5 percent increase from 2001; and (2) option grant representing 210,000 shares of Common Stock. A second option grant was awarded in August 2002 for 347,000 shares as noted above. The exercise price for options awarded to Mr. Gordon in 2002 was 110 percent of the fair market value of a share of Common Stock on the date of grant. In December 2002, Mr. Gordon elected to no longer receive commissions from ComCap.

James G. Brakke

Barney R. Northcote

Robert J. Shackleton

Transactions with Certain Related Persons

In July 2002, the Company acquired ComCap from Messrs. Gordon, DePillo and Kavanaugh for $78,545 in cash, all of which was paid to Mr. Kavanaugh. The Board of Directors, with Messrs. Gordon, DePillo and Kavanaugh abstaining, ratified the transaction and determined that the consideration paid was reasonable and fair.

Brakke Schafnitz Insurance Brokers, Inc., an insurance brokerage company controlled by Mr. Brakke, received insurance premium payments from the Company amounting to $161,000 for the year ended December 31, 2002 for providing the Company with insurance. The Company believes that the commissions earned by Brakke Schafnitz Insurance were comparable to commissions that an independent third party would have earned in an arm’s length transaction.

During the year ended December 31, 2002, the Company paid $98,000 in legal fees to the Petersen Law Firm. Gregory G. Petersen, a partner in the firm is the brother-in-law of Stephen H. Gordon, the Company’s Chairman and Chief Executive Officer.

As of December 31, 2002, there were no outstanding loans made by the Company or the Bank to their directors or executive officers. The Company’s and the Bank’s policy is not to make loans to its directors or executive officers.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed KPMG LLP independent certified public accountants, to perform the audit of the Company’s financial statements for the year ending December 31, 2003, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

The Company has been advised by KPMG LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. KPMG LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

During the fiscal year ended December 31, 2002, the Company retained and paid KPMG LLP for the indicated services as follows:

Audit Fees	$127,500
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$243,280

The $243,280 in “All Other Fees” paid to KPMG LLP during fiscal 2002 is comprised of $185,000 of audit-related services relating to fiscal years prior to 2002 provided in connection with the Company’s initial public offering and $58,280 of tax-related services.

The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2003.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in April 2004, must be received at the principal executive offices of the Company, One Venture, 3rd Floor, Irvine, California 92618, Attention: Richard A. Sanchez, Secretary, no later than December 6, 2003.

In connection with the Company’s next annual meeting, stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.12 of the Company’s Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company, or not later than December 6, 2003 in connection with the next annual meeting of stockholders of the Company. Such stockholder’s notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Bylaws.

ANNUAL REPORTS

A copy of the Company’s Annual Report to Stockholders, which includes a copy of the Company’s Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2002 required to be filed under the Exchange Act. Such written requests should be directed to Christopher G. Hagerty, Chief Financial Officer, Commercial Capital Bancorp, Inc., One Venture, 3rd Floor, Irvine, California 92618. The Annual Report on Form 10-K is not part of these proxy solicitation materials.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

Richard A. Sanchez Secretary

Irvine, California

April 4, 2003

Appendix A

COMMERCIAL CAPITAL BANCORP, INC.

AUDIT COMMITTEE

CHARTER

The Board of Directors of Commercial Capital Bancorp, Inc. (the “Company”) has constituted and established an Audit and Compliance Committee (the “Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter.

A.    COMPOSITION

The Committee shall consist of three or more directors, each of whom is “independent” as such term is defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and regulations promulgated thereunder and under the rules of the NASDAQ National Market.

Each director shall be free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall be able to read and understand financial statements (including the company’s balance sheet, income statement and cash flow statement). At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) such that he or she meets the definition of a “financial expert” as such term is defined in regulations issued by the Securities and Exchange Commission (the “SEC”).

These requirements are intended to satisfy the Act and the NASDAQ listing requirements relating to the composition of audit committees, and shall be construed accordingly.

B.    MISSION STATEMENT AND PRINCIPAL FUNCTIONS

The Committee shall have access to all records of the Company and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall perform the following functions:

(1)	Understand the accounting policies used by the Company for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2)	Review the Company’s audited financial statements and related footnotes and the “Management’s Discussion and Analysis” portion of the annual report on Form 10-K prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Company’s annual report on Form 10-K, based upon the Committee’s review and discussions with its independent public accounting firm.

(3)	Review the Company’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Company’s Form 10-Q for each interim quarter and ensure that the independent public accounting firm also reviews the Company’s interim financial statements before the Company files its quarterly report on Form 10-Q with the SEC.

(4)	Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5)	Meet with the Company’s legal counsel to review legal matters that may have a significant impact on the Company or its financial reports.

(6)	Ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7)	Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements. In respect thereto, recommend to the Chairman of the Board any changes that appear necessary to conform releases with appropriate professional practice.

(8)	Review and reassess the adequacy of this Charter annually.

Independent accountants:

(9)	Be directly responsible for the appointment and approval, compensation and oversight of the audit work of an independent public accounting firm employed for the purpose of preparing or issuing an audit report with respect to the Company; such independent public accounting firm shall be duly registered with the Public Accounting Oversight Board following its establishment (all references herein to a registered public accounting firm shall mean an independent public accounting firm prior to the establishment of the Public Accounting Oversight Board and a registered public accounting firm following the establishment of the Public Accounting Oversight Board); and such registered public accounting firm shall be instructed to report directly to the Committee.

(10)	Approve in advance any non-audit service permitted by the Act, including tax services, that its registered public accounting firm renders to the Company, unless such prior approval may be waived because of permitted exceptions under the Act.

(11)	To the extent required by applicable regulations, disclose in periodic reports filed by the Company approval by the Committee of allowable non-audit services to be performed for the Company by the registered public accounting firm performing the Company’s audit.

(12)	Delegate to one or more members of the Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Committee at its next scheduled meeting for ratification.

(13)	Receive a timely report from its registered public accounting firm performing the audit of the Company, which details: (1) all critical accounting policies and practices to be used in the audit; (2) all alternate treatment of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and the management of the Company, including, but not limited to, any management letter or scheduled or unadjusted differences.

(14)	Ensure that the registered public accounting firm submits to the Committee written disclosures and the letter from the registered public accounting firm required by Independence Standards Board Standard No. 1 [Independence Discussions with Audit Committees], and discuss with the registered public accounting firm’s their independence.

(15)	Discuss with the registered public accounting firm the matters required to be discussed by SAS 61 [Communication with Audit Committees] and SAS 90 [Audit Committee Communications].

(16)	Engage independent counsel and other advisers, as the Committee may determine in its sole discretion to be necessary, to carry out the Committee’s duties.

(17)	Submit to the Chief Financial Officer of the Company both an annual budget and invoices to fund appropriate compensation to the registered public accounting firm employed by the Company for the purpose of rendering or issuing an audit report and for compensation of others employed by the Committee.

(18)	Obtain from the registered public accounting firm, at least annually, a formal written statement delineating all relationships between the registered public accounting firm and the Company, and at least annually discuss with the registered public accounting firm any relationship or services which may impact the registered public accounting firm’s objectivity or independence, and take appropriate actions to ensure such independence.

Internal Audit Department:

(19)	Cause to be maintained an appropriate internal audit program covering the Company and all its subsidiaries (each, a “Subsidiary”) by internal auditors who report to the Committee and the Board of Directors.

(20)	Review and approve the audit plan and budget of the Internal Audit Department, which may be established for any Subsidiary, which shall report at least annually to the Committee regarding the staffing plans, financial budget and audit schedules and the adequacy thereof.

(21)	Act upon management’s recommendation in regard to the selection of and/or the dismissal of the Director of Internal Audit.

(22)	Review the scope and coordination efforts of the joint internal/external audit program with both internal auditors and the registered public accounting firm.

(23)	Review reports of any material defalcations and other reportable incidents related to the financial statements or financial reporting of each Subsidiary and supervise and direct any special projects or investigations considered necessary by the Committee.

(24)	Review reports of internal auditors and examinations made by regulatory agencies and management’s response to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

(25)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

Regulatory Compliance:

(26)	Cause to be maintained an appropriate regulatory compliance program covering the Company and its Subsidiaries to aid compliance with the laws and regulations applicable to financial institutions.

(27)	Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

(28)	To the extent applicable, receive reports on a Subsidiary’s compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the Internal Audit Department and the registered public accounting firm.

Internal Control:

(29)	Review periodically the scope and implications of a Subsidiary’s internal financial procedures and consider their adequacy.

(30)	Maintain direct access to the staff of each Subsidiary. If useful, require that studies be initiated on subjects of special interest to the Committee.

(31)	Review the comments on internal control submitted by the internal auditors and the registered public accounting firm to ensure that appropriate suggestions for improvement are promptly considered for insertion into a Subsidiary’s internal financial procedure.

(32)	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Regulatory Examiners:

(33)	Meet with representatives of the applicable regulatory examiners of the institution and discuss matters relating to their review and supervision of the organization.

(34)	Ensure management has taken appropriate corrective action regarding any significant regulatory matters reported by the examiners.

Special Duties:

(35)	Make special studies of matters related to the financial operations of the Company or its Subsidiaries or to allegations of managerial misconduct by its executives.

C.    MEETINGS

Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Board, or by a majority of the members of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and an oral report shall be presented by the Committee at each Board meeting.

At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the representatives of the registered public accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

Amended by Committee

as of November 5, 2002

Approved by Board

as of November 26, 2002

REVOCABLE PROXY
COMMERCIAL CAPITAL BANCORP, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS
APRIL 29, 2003

     KNOW ALL PERSONS BY THESE PRESENTS that I, the undersigned, being a stockholder of COMMERCIAL CAPITAL BANCORP, INC., IRVINE, CALIFORNIA (“the Company”), do hereby constitute and appoint STEPHEN H. GORDON and CHRISTOPHER G. HAGERTY or either one of them (with full power to act alone), my true and lawful attorney(s), with full power of substitution, to attend the Annual Meeting of Stockholders of the Company, to be held at the Doubletree Hotel, 90 Pacifica, Irvine, California on Tuesday, April 29, 2003 at 9:00 a.m., local time, or any and all adjournments thereof, and to vote all stock owned by me or standing in my name, place and stead on the proposals of the Board of Directors specified in the Notice of Annual Meeting dated April 4, 2003, with all powers I would possess if I were personally present, hereby ratifying and confirming all that my said proxy or proxies may do, in my name, place and stead, as follows:

Please be sure to sign and date this Proxy in the box below.
Date

Stockholder sign above	Co-holder (if any) sign above

1.	Election of Directors
	Nominees for a two-year term:	☐	For	☐	Withhold	☐	For All Except

David S. DePillo, James G. Brakke, Barney R. Northcote and Robert J. Shackleton

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of any such nominee(s) in the space provided below.

2.	Proposed to ratify the appointment by the Board of Directors of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003	☐	For	☐	Against	☐	Abstain

3.	Other Matters: If any other business is properly presented at said meeting, this proxy shall be voted in accordance with the best judgment of the proxies.

     IF NO DESIGNATIONS ARE MADE IN THE BOXES PROVIDED ABOVE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

The shares represented by a properly executed proxy will be voted as directed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT SAID MEETING.

ALL JOINT OWNERS MUST SIGN INDIVIDUALLY WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN. PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN.

Detach above card, sign, date and mail in postage paid envelope provided.

COMMERCIAL CAPITAL BANCORP, INC.

ALL JOINT OWNERS MUST SIGN INDIVIDUALLY WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN. PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.